UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  12/31/2009

Total Nutraceutical Solutions

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

PO Box 910, Stevenson, WA 98648

(Address of Principal Executive Offices, Including Zip Code)

(509) 427-5132

(Registrant’s Telephone Number, Including Area Code)

___________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

        Act (17CFR240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

        Act (17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 31, 2009, the Board of Directors of Total Nutraceutical Solutions (”the Company”) accepted the resignation of Mr. Frank Arnone as President and Director of the Company.  Mr. Arnone desires to pursue personal interests.  The resignation is effective December 31, 2009.  Concurrent with his resignation, Mr. Arnone sold 450,000 of his 500,000 common shares of the Company in a private transaction.

There were no disagreements between Mr. Arnone and our Board of Directors regarding any business practices or procedures.

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-14 and 15d-14 in order to determine when a notice of resignation, retirement or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Total Nutraceutical Solutions, Inc.

(Registrant)

Dated: January 5, 2010
By:

/s/  Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.

Chief Executive Officer